Exhibit 10.5

Information Technology Service Framework Contract

Contract No.: [*]

Party A: Chongqing Haoyuqin Culture and Media Co., LTD

Mailing address:22-05, Building 1, Zhongyu Square, No.92, Hongjin Avenue, Longxi Street, Yubei District, Chongqing

Contact: Zhong Jia

Contact number: [*]

Party B: [Supplier A]

Mailing address: [*]

Contact: [*]

Contact number: [*]

Party A and Party B sign this contract in accordance with the “Contract Law of the People’s Republic of China” and other relevant laws and regulations, on the basis of equality, voluntary consultation and consensus, and in line with the principles of honesty and trustworthiness, mutual benefit and common development.

Article 1, Definition

1.	Cooperative products: Party A has independent and complete legal rights ( including but not limited to ownership and related intellectual property rights ), or Party A has the basic product or service content legally authorized to entrust Party B with specific information services.

2.	Party B platform: Refers to Party B’s agency operation platform or other third-party channels or platforms that cooperate with Party B.

3.	Cooperation mode: including but not limited to the following modes:

1)	CPA (Cost Per Action) is the mode of charging according to the actual effect of information services. The user successfully downloads, installs, and opens the cooperative product through Party B’s platforms as a valid installation and activation, which generates a valid CPA.

2)	CPT (Cost Per Time): the mode of billing according to the effective provision time of information services.

3)	CPD (Cost Per Download) refers to the mode of recharging the bidding system on the delivery platform and charging according to the download volume.

4)	CPC (Cost Per Click): the mode of charging according to the user’s effective click.

5)	CPM (Cost Per Mille): cost per thousand people

4.	Information service: refers to a service that displays and releases cooperative product information on the relevant pages or interfaces of Party B’s platforms or third-party channel platform, including but not limited to consulting services, account opening services, content maintenance, after-sales support, product Training, content publishing, event execution and other projects.

5.	Information service fee: refers to the information service remuneration that Party B should obtain according to the cooperation mode agreed by both parties.

Article 2, Service Period

Service period: from February 07, 2024 to February 06, 2025. And the fax scanned copy copy of this Agreement is valid. After the expiration of the agreement, if neither party raises any objection in writing, the validity period of the agreement will be automatically extended for one year.

Article 3, Service Content

1.	The original contract can be used repeatedly during the cooperation period and is binding on both parties.

2.	Party B shall provide Party A with information services in accordance with this agreement.

3.	After Party B inquires and receives Party A’s corresponding fees, it will be used as an effective confirmation basis for the start of Party B’s information service.

Article 4, Information Service Fees and Settlement Payment Methods

1.	Payment method: Party A will pay Party B the fee by bank transfer.

2.	Party B’s bank account information is as follows:

3.	Account name: [*]

4.	Account opening bank: [*]

5.	Account number: [*]

6.	Issuing an invoice:Party B shall issue VAT to Party A in accordance with the requirements of the national tax authorities according to the actual amount of payment for each time ticket.

7.	Both parties shall bear all kinds of taxes and fees arising from the income generated under this contract; Party A shall bear the service fee arising from the information service fee paid by Party A to Party B.

Article 5, Party A’s Rights and Obligations

1.	Party A shall provide Party B with the content of the cooperative products under this contract (including but not limited to materials, design samples, product forms, etc.) by email 5 working days before the expected promotion of the cooperative products, for Party B to provide information service. Party B shall not be liable for any accidents such as promotional delay or non-execution caused by Party A’s inability to provide cooperative product content on time, and Party A shall bear any losses caused to Party B.

2.	During the information service period, if Party A needs to update or change, including but not limited to icons or text, etc., Party A shall notify Party B in writing 5 working days in advance and send the replacement icon or text to Party B.

3.	Party A guarantees that the text, pictures, technology, software and other cooperation product content provided do not violate any laws and regulations and public moral principles and do not constitute an infringement of any rights of third parties, including but not limited to infringement of third party’s intellectual property rights, Right of reputation, portrait right and other legal rights. If Party A’s violation of this guarantee causes any dispute, or Party B has reason to believe that Party A’s actions will lead to such a situation, Party A shall be responsible for its own and complete settlement, and Party B shall not bear any responsibility. Party A shall compensate Party B for all losses suffered thereby, and Party B has the right to terminate this contract at any time.

4.	Party A guarantees that the cooperation products provided do not contain viruses, Trojan horses, or other harmful programs and codes in the programs and pages, and there are no malicious link jumps, hidden fees, and other things that may cause damage to the user’s privacy or property during use. The situation of loss; it cannot be discovered during Party B’s verification, but after being discovered by Party B’s platforms during the information service delivery process, Party B has the right to immediately stop the information service to Party A based on the feedback from Party B’s platforms. In this case, if Party B’s platforms requires If Party B assumes corresponding responsibilities, Party A shall be responsible for assuming the corresponding legal responsibilities and compensate Party B for all losses caused thereby.

5.	If the problems and disputes in subparagraphs 3 and 4 of this article must be dealt with directly by Party B, Party A shall give maximum support and bear all responsibilities, losses and expenses arising therefrom during and after Party B’s handling.

6.	Party A shall, in accordance with the time and amount stipulated in the relevant clauses of this contract and its appendices, make timely and full payment of information service fees, security deposits, top-up funds, etc.

Article 6, Party B’s Rights and Obligations

1.	Party B is responsible for arranging information service work according to the agreement of both parties, and ensuring the stability and reliability of Party B’s platforms; if it is difficult to implement information service work due to Party B’s platforms, Party B can propose a corresponding adjustment plan to Party A for reconfirmation.

2.	Party B has the right to review the content and form of the cooperation products provided by Party A. Party B has the right to ask Party A to make revisions to the content and form of expression that do not comply with laws and regulations. Before Party A makes revisions, Party B has the right to refuse Provide corresponding information services. The resulting responsibilities shall be borne by Party A, and Party B shall not bear any liability for breach of contract. Party B’s review is not deemed to be Party B’s approval and guarantee for any content and form of expression.

3.	During the effective period of this contract, Party B has the right to use Party A’s company name, trade name, trademark and relevant materials or content of the cooperative product during the service process of the cooperative product, but such use shall not exceed the scope of this contract. Party B has the right to sublicense this right to Party B’s platforms, and is obliged to confirm that Party B’s platforms’ use of Party A’s information provided by Party B shall also not exceed the provisions of this contract. At the same time, Party B shall not disclose the promotion data obtained from Party A to any third party.

4.	Party B shall provide Party A with information services in accordance with the provisions of this contract. If Party B has an error in the display position ( that is, “wrong display” or insufficient display time (that is, “missed display”), Party B shall give Party A compensation of the same value for each wrong display or missed display.

5.	Party B shall not, by itself or authorize any third party, carry out any modification, update, secondary development, cracking, compilation, reverse engineering, etc. or any other similar acts on the cooperative product, except for the purpose of this contract and with the written consent of Party A.

6.	Party B and Party B’s platforms need to shut down and maintain its equipment regularly or irregularly for the normal development of business. Party A fully understands that if the information service under this contract cannot be implemented as planned due to such circumstances , is not regarded as a breach of contract by Party B, but Party B is obliged to try its best to avoid service interruption or limit the interruption time to the shortest time.

7.	During the cooperation period, if the external cooperation and sales policies of Party B and Party B’s platforms (including but not limited to price, delivery, discount policies, etc.) are adjusted, after the implementation period of the announced new sales policy begins, Party A has signed all valid orders shall be executed in accordance with the new sales policy; if Party A disagrees with the new sales policy announced by Party B and Party B’s platforms, Party B has the right to terminate this agreement in advance without any obligation after settlement of the completed specific cooperation. Liability for breach of contract.

8.	Based on the consideration of the overall interests of the market and the business needs of Party B or the adjustment of Party B’s platforms, Party B may adjust its service content, layout, page design and other related aspects from time to time. If the above adjustments affect the promotion and release under this contract (including Release location and / or release period, etc.), Party A will give full understanding, but Party B is obliged to minimize the above impact as much as possible.

Article 7, Confidentiality Clause

1.	Either party to the contract is obliged to keep confidential the business secrets that the other party has not disclosed to the public during the cooperation process. Without the written permission of the other party, neither party shall disclose it to a third party, otherwise it shall bear the liability for breach of contract and compensate for the loss, and pursue its relevant legal responsibilities according to law. Except for those that must be disclosed to competent institutions (such as government law enforcement agencies, stock exchanges, etc.) in accordance with relevant regulations.

2.	Commercial secrets refer to technical information, business information, customer information, business data, financial information and other information that can bring benefits and influence to the party that are not disclosed to the public.

3.	Regardless of whether this contract is terminated or not performed for any reason, both parties shall still abide by the above-mentioned confidentiality obligations, until the other party terminates this obligation in writing, or the trade secret has become public information in the industry, and in fact there will be no violation of this contract. Until the confidentiality clause causes any damage to the other party.

Article 8, Contract Modification and Termination

1.	Party A and Party B can change the content of the contract or terminate the contract after reaching a consensus and confirming in writing.

2.	Without both parties’ consensus and written confirmation, and on the premise that neither party is in breach of the contract, if one party unilaterally claims to change or terminate this contract, the legal effect of contract change or termination will not arise, and the other party will suffer losses as a result. If so, the other party should be compensated for the economic losses suffered.

3.	This contract may be terminated due to statutory circumstances, conditions stipulated in this contract or mutual agreement between the two parties; the early termination of this contract shall not affect the rights and obligations of both parties under this contract prior to the early termination date of this contract.

Article 9, Liability for Breach of Contract

1.	If any party violates the obligations stipulated in this contract, the breaching party shall immediately stop its breach of contract and continue to perform its obligations in accordance with the contract on the date of receiving the written notice from the observant party requesting to correct its breach of contract, and within ten (10) days to compensate the non-breaching party for all losses suffered thereby within days. If the breaching party continues to breach the contract or fails to perform its obligations, the non-defaulting party has the right to terminate this contract in advance, in addition to obtaining compensation from the breaching party for all losses and pursuing legal responsibilities of the breaching party.

Article 10, Intellectual Property Rights

1.	Both parties recognize and respect the intellectual property rights owned or legally used by the other party or its affiliates. During the cooperation process, any party’s own intellectual property rights will not be transferred due to the cooperation between the two parties.

2.	During the term of cooperation, both parties should strictly use the intellectual property rights of the other party within the scope of authorization for the purpose of performance.

3.	Both parties shall ensure that their performance of obligations under this agreement does not infringe the intellectual property rights of the other party and any third party, and at the same time ensure that the other party will not infringe any third party’s intellectual property rights by using the content or software provided by the party.

4.	All hardware, software, programs, passwords, trade names, technologies, licenses, patents, trademarks, technologies, knowledge, etc. used by both parties are owned by the owners of each party, and there is no defect of rights. There is no right or interest in this.

5.	For any damage (including economic damage, goodwill damage, etc.) suffered by the other party due to one party’s violation of the preceding paragraph , the breaching party shall bear the corresponding liability for compensation to the non-defaulting party, and shall pay for the damage to the goodwill suffered by the non-defaulting party to eliminate adverse effects for the observant party within the scope of the damage.

6.	If either Party A or Party B infringes on the intellectual property rights of a third party due to the use of the content or software provided by the other party, and is therefore involved in litigation, claims or other judicial procedures, the provider shall immediately assist the other party in handling the matter after receiving the notice from the other party , and bear all necessary expenses incurred in handling the case, such as attorney fees, litigation fees, travel expenses, or the amount of damages determined in the arbitration award or final court judgment, incurred by the injured party, and eliminate adverse effects for the injured party.

Article 11, Force Majeure

1.	“Force majeure event” refers to an event or reason that neither party to this contract can resist, nor can it be foreseen, even if foreseen, it cannot be avoided . In view of the special nature of the Internet, force majeure events also include the following situations that affect the normal operation of the Internet: hacker attacks; major impacts caused by technical adjustments by the telecommunications sector; temporary shutdowns caused by government regulations; virus attacks.

2.	If any party to this contract is affected by a force majeure event and cannot perform its obligations under this contract, according to the extent of the force majeure event, it can be partially or completely exempted from liability, but the party that is unable to perform its obligations due to a force majeure event shall Notify the other party within 48 hours from the date of the force majeure event, and provide reasonable and authentic certification documents to the other party within 5 working days after the end of the force majeure event , and perform necessary and reasonable obligations to reduce losses or negative impacts. If any party encounters force majeure after delay in fulfilling its obligations, it shall not be exempted from liability.

3.	If the force majeure event and its impact have not been terminated or eliminated one month after the occurrence, both parties may negotiate to terminate this agreement and shall not be liable for breach of contract.

Article 12, Dispute Resolution

1.	The conclusion, execution, interpretation and dispute resolution of this contract shall be governed by the laws and regulations of the People’s Republic of China (excluding Hong Kong, Macao and Taiwan regions).

2.	All disputes arising from or related to this contract shall be resolved through friendly negotiation between the two parties. If the negotiation fails, both parties agree to bring a lawsuit to the competent people’s court where Party B is located.

Article 13, Notification and Delivery

1.	Any notices, letters or materials between Party A and Party B shall be subject to the correspondence address, e-mail address, contact number and other information listed in the first part of this contract, and shall be sent by express, e-mail or fax. If one party relocates or changes its contact person, telephone number, fax or e-mail address, it shall notify the other party in writing within 3 working days before the change;

2.	If the notification and letter are sent by fax, they shall be deemed delivered when the fax is sent; if they are mailed, they shall be deemed delivered on the date of postmark delivery; if they are sent by email, they shall be deemed delivered within 24 hours from the time of sending It is deemed to be delivered; if it is sent by express delivery, it is deemed to be delivered from the date when the other party signs for the delivery.

Article 14, Miscellaneous

1.	This contract shall come into effect from the date of signature and seal of both parties, and shall end when the rights and obligations of both parties under this contract are fulfilled.

2.	If the start date of the cooperation period stipulated in this agreement is earlier than the effective date of this agreement, the rights and obligations of both parties shall be implemented from the start date of the cooperation period and shall be bound by this contract.

3.	During the performance of this contract, if Party A and Party B confirm the cooperation mode, product content, release time, fee settlement and other matters through the corporate email, the content of the confirmed email is an effective part of this contract and has The same legal effect.

4.	For matters not covered in this contract, upon mutual agreement between Party A and Party B, a supplementary contract can be signed separately, and the supplementary contract has the same legal effect as this contract.

5.	During the performance of this contract, if any party merges, acquires or reorganizes with a third party, the successor company will continue to perform the unfinished part of this contract.

6.	There are two copies of this contract, each of Party A and Party B holds one copy, which has the same legal effect.

(No text below)

Party A: Chongqing Hao Yuqin Culture and Media Co., LTD	Party B: [*]

Authorized Representative Signature:	Authorized Representative Signature:

Date: 2024.02.07	Date:2024.02.07

(affixed with corporate seal)	(affixed with corporate seal)

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